UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2021 (August 2, 2021)

HOLLYFRONTIER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-03876	75-1056913
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood, Suite 1300	Dallas	Texas	75201
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code: (214) 871-3555

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	HFC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Business Combination Agreement

On August 2, 2021, HollyFrontier Corporation (“HollyFrontier”), Hippo Parent Corporation, a wholly owned subsidiary of HollyFrontier (“New Parent”), Hippo Merger Sub, Inc., a wholly owned subsidiary of New Parent (“Parent Merger Sub” and together with HollyFrontier and New Parent, the “HFC Parties”), The Sinclair Companies (“Sinclair HoldCo”), and Hippo Holding LLC, a wholly owned subsidiary of Sinclair HoldCo (the “Target Company”), entered into a Business Combination Agreement (the “Agreement”). Pursuant to the Agreement, HollyFrontier will acquire the Target Company by effecting (a) a holding company merger in accordance with Section 251(g) of the Delaware General Corporation Law whereby HollyFrontier will merge with and into Parent Merger Sub, with HollyFrontier surviving such merger as a direct wholly owned subsidiary of New Parent (the “HFC Merger”) and (b) immediately following the HFC Merger, a contribution whereby Sinclair HoldCo will contribute all of the equity interests of the Target Company to New Parent in exchange for shares of New Parent, resulting in the Target Company becoming a direct wholly owned subsidiary of New Parent (the “Sinclair Oil Acquisition” and together with the HFC Merger, the “HFC Transactions”).

HFC Merger

Subject to the terms and conditions set forth in the Agreement, at the effective time of the Parent Merger (the “Effective Time”), each share of common stock of HollyFrontier, par value $0.01 per share (“HFC Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any treasury shares which are to be cancelled pursuant to the Agreement) will be automatically converted into one validly issued, fully paid and nonassessable share of common stock of New Parent, par value $0.01 per share (“New Parent Common Stock”).

Following the consummation of the HFC Merger, New Parent will assume HollyFrontier’s listing on the New York Stock Exchange (“NYSE”) and will be renamed “HF Sinclair Corporation”.

Sinclair Acquisition

Subject to the terms and conditions set forth in the Agreement, immediately after the Effective Time, Sinclair HoldCo will contribute the equity interests in the Target Company to New Parent in exchange for 60,230,036 shares of New Parent Common Stock (the “Sinclair Stock Consideration”). The Agreement also provides for a cash payment between the parties related to certain working capital, hydrocarbon inventory and other adjustment items. On a pro forma basis following the closing, Sinclair HoldCo will own 26.75% of the outstanding common stock of New Parent, and HollyFrontier’s current stockholders will hold in the aggregate 73.25% of the outstanding common stock of New Parent, based on HollyFrontier’s outstanding shares of common stock as of July 30, 2021. The Sinclair Stock Consideration is subject to adjustment if, as a condition to obtaining antitrust clearance for the Sinclair Transactions (as defined below), HollyFrontier agrees to divest its Woods Cross Refinery Assets (as defined in the Agreement) and the sales price for such assets does not exceed a threshold provided in the Agreement. The issuance of the Sinclair Stock Consideration is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Consummation of the HFC Transactions is subject to satisfaction or waiver of certain customary conditions, including, among others (i) the approval of the majority of the votes cast by holders of shares of HollyFrontier common stock present in person or represented by proxy and entitled to vote at the special meeting of the HollyFrontier stockholders in favor of the issuance of the Sinclair Stock Consideration (the “Stockholder Approval”); (ii) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of other required regulatory consents and approvals; and (iii) the consummation of the transactions contemplated by that certain Contribution Agreement, dated as of August 2, 2021 (the “Contribution Agreement”), by and among Sinclair HoldCo, Sinclair Transportation Company, a Wyoming corporation, and Holly Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), which will occur immediately prior to the HFC Transactions (the “HEP Transactions” and together with the HFC Transactions, the “Sinclair Transactions”).

The Agreement contains customary representations and warranties of HollyFrontier, Sinclair Holdco, and the HFC Parties. The Agreement also contains customary covenants, including a non-solicitation provision that restricts HollyFrontier’s ability to take certain actions, including to solicit or initiate discussions or negotiations with third parties, regarding other proposals to acquire HollyFrontier. In addition, the board of directors of HollyFrontier is required to recommend that HollyFrontier’s stockholders approve the issuance of the Sinclair Stock Consideration, and may not rescind or modify such recommendation, with limited exceptions.

The Agreement automatically terminates if the HEP Transactions are terminated. The Agreement contains other customary termination rights, including (a) a termination right for Sinclair HoldCo if, prior to obtaining the Stockholder Approval, there is an Adverse Recommendation Change (as defined in the Agreement) and (b) a termination right for HollyFrontier in connection with the acceptance of a Superior Proposal (as defined in the Agreement), (c) a termination right for each of HollyFrontier and Sinclair HoldCo if (i) Stockholder Approval is not obtained at the special meeting convened therefor, or (ii) under certain circumstances if the closing has not occurred by May 2, 2022 (the “Outside Date”), except that the Outside Date can be extended by either party by up to two 90 day periods to obtain any required antitrust clearance.

Upon termination of the Agreement under certain circumstances, including, among others, in the event HollyFrontier validly accepts a Superior Proposal or HollyFrontier’s board of directors withdraws its recommendation to HollyFrontier stockholders to approve the issuance of the Sinclair Stock Consideration, HollyFrontier will be required to pay Sinclair HoldCo a termination fee equal to $200 million. In addition, if the Stockholder Approval is not obtained and the Agreement is terminated, HollyFrontier will pay Sinclair HoldCo an amount equal to $35 million as reimbursement for expenses.

The foregoing summary description of the Agreement and the HFC Transactions contemplated thereby is subject to and qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

The Agreement has been attached as an exhibit to this Current Report on Form 8-K in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the parties thereto or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties thereto; may be subject to limitations agreed upon by such parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the parties to the Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by the parties thereto.

Stockholders Agreement

On August 2, 2021, in connection with the Agreement, New Parent entered into a stockholders agreement (the “Stockholders Agreement”) by and among New Parent, Sinclair HoldCo and the stockholders of Sinclair HoldCo (each a “Stockholder” and collectively, the “Stockholders,” and along with Sinclair HoldCo and each of their permitted transferees, the “Sinclair Parties”), which will become effective at the closing of the HFC Transactions.

Pursuant to the Stockholders Agreement, the Sinclair Parties will be entitled to nominate (i) two persons to the board of directors of New Parent (the “Board”) at the closing and for so long as the Sinclair Parties beneficially own common stock constituting not less than 15% of all outstanding New Parent Common Stock and (ii) one person to the Board for so long as the Sinclair Parties beneficially own less than 15% but more than or equal to 5% of all outstanding New Parent Common Stock.

The Stockholders Agreement subjects 45,172,527 million of the shares of New Parent Common Stock issued to the Sinclair Parties (“Restricted Shares”) to a “lock-up” period commencing on the closing date, with one-third of such Restricted Shares being released from such restrictions on the date that is six months after the closing, one-third of the Restricted Shares being released from such restrictions on the first anniversary of the closing date, and the remainder being released from such restrictions on the date that is 15 months from the closing date. In addition, until the earliest to occur of (i) the date on which the Sinclair Parties beneficially own New Parent Common Stock constituting less than 5% of all outstanding New Parent Common Stock and (ii) the date on which a Change of Control (as defined in the Stockholders Agreement) occurs, the Sinclair Parties will be prohibited from transferring the shares of New Parent Common Stock owned by them to certain prohibited transferees, subject to certain permitted exceptions.

Further, New Parent has agreed to file, within five business days following the closing date, a shelf registration statement under the Securities Act, to permit the public resale of all the registrable securities held by the Sinclair Parties and to use commercially reasonable efforts to cause such shelf registration statement to be declared effective immediately upon filing, or if the form of such shelf registration statement would not permit immediate effectiveness, to be declared effective as soon as reasonably practicable after the initial filing of the shelf registration statement, but in any event within ninety days following filing of a registration statement on Form S-1 and within forty-five days after filing of a registration statement on Form S-3 (if such Form S-3 is not immediately effective upon filing).

The Sinclair Parties have also agreed to certain customary standstill provisions prohibiting them from, among other things, (i) making a public announcement, or otherwise soliciting, to effect or effecting any business combination, merger, tender offer, exchange offer or similar transaction (whether or not involving a Change of Control) involving the New Parent or any of its subsidiaries, (ii) forming, joining or participating in any group with respect to the New Parent Common Stock; or (iii) otherwise acting with any person, to seek to control the management, the Board or the policies of the New Parent. The standstill provisions continue in effect until the earliest to occur of (i) the fourth anniversary of the closing date, (ii) the date on which the Sinclair Parties beneficially own New Parent Common Stock constituting less than 10% of all outstanding New Parent Common Stock, and (iii) the date on which a Change of Control occurs.

In addition, the Sinclair Parties have agreed to vote at any annual or special meeting of the stockholders all shares of the New Parent Common Stock held by them (i) in accordance with the Board’s recommendations in respect of stockholder proposals and certain proposals submitted by New Parent, including the ratification of New Parent’s independent public accounting firm, “say-on-pay” votes, and proposals relating to an incentive compensation plan or a material amendment thereof, and (ii) with respect to each nominee for election to the Board, either (in their sole discretion) (A) in accordance with the Board’s recommendation, or (B) in the same proportion as the votes cast by stockholders of New Parent who are not Sinclair Parties. The voting agreements continue until the date on which the Sinclair Parties are no longer entitled to nominate a director to the Board.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholders Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Letter Agreement

On August 2, 2021, in connection with the Sinclair Transactions, HollyFrontier and the Partnership entered into a Letter Agreement (“Letter Agreement”) pursuant to which, among other things, HollyFrontier and the Partnership agreed, upon the consummation of the Sinclair Transactions, to enter into amendments to certain of the agreements by and among the Partnership and its affiliates, on the one hand, and HollyFrontier and its affiliates (other than the Partnership and its affiliates), on the other hand, including the Seventh Amended and Restated Master Throughput Agreement, dated February 8, 2021 (as amended from time to time, the “Master Throughput Agreement”), to include within the scope of such agreements the assets to be acquired by the Partnership pursuant to the Contribution Agreement. The amendment to the Master Throughput Agreement will include minimum volume commitments by HollyFrontier in respect of the certain assets acquired by the Partnership pursuant to the Contribution Agreement, as further described in the Letter Agreement. The amendments to certain of the other agreements between HollyFrontier and the Partnership are described in the Letter Agreement.

In addition, the Letter Agreement provides that if, as a condition to obtaining antitrust clearance for the Sinclair Transactions, HollyFrontier enters into a definitive agreement to divest its refinery in Davis County, Utah (the “Woods Cross Refinery”), then HollyFrontier and the Partnership will enter into a purchase agreement in substantially the form attached to the Letter Agreement, pursuant to which the Partnership and its affiliates would sell their assets located at, or relating to, the Woods Cross Refinery (the “Partnership WX Assets”) to HollyFrontier in exchange for cash consideration equal to $232.5 million plus the amount of all accounts receivable of the Partnership and its affiliates in respect of the Partnership WX Assets as of the closing date, with such sale to be effective immediately prior to the closing of the sale of the Woods Cross Refinery by HollyFrontier. The Letter Agreement also provides that the Partnership’s right to future revenues from HollyFrontier in respect of the Partnership WX Assets will terminate at the closing of such sale.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth under the heading “Business Combination Agreement” in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 3.02 hereof.

Item 7.01	Regulation FD Disclosure.

On August 2, 2021, HollyFrontier and the Partnership issued a joint press release announcing that HollyFrontier had entered into the Agreement disclosed under the heading “Business Combination Agreement” in Item 1.01 hereof. A copy of this press release is furnished as Exhibit 99.1 and incorporated by reference herein.

HollyFrontier and the Partnership also issued an investor presentation in connection with the Sinclair Transactions. A copy of this investor presentation is furnished as Exhibit 99.2 and incorporated by reference herein.

The information provided in this Item 7.01 (including Exhibit 99.1 and Exhibit 99.2) shall not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by HollyFrontier pursuant to the Securities Act, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Cautionary Statement Regarding Forward Looking Statements

This communication may contain or incorporate by reference statements or information that are, include or are based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations, intentions, beliefs or forecasts of future events or otherwise for the future, and can be identified by the fact that they relate to future actions, performance or results rather than relating strictly to historical or current facts. Words such as “anticipate(s),” “project(s),” “expect(s),” “plan(s),” “goal(s),” “forecast(s),” “strategy”, “intend(s),” “should,” “would,” “could,” “believe,” “may,” and variations of such words and other words and expressions of similar meaning are intended to identify such forward-looking statements. However, the absence of such words or other words and expressions of similar meaning does not mean that a statement is not forward-looking.

These forward-looking statements include, but are not limited to, statements regarding the acquisition by HollyFrontier and the Partnership of Sinclair Oil Corporation and Sinclair Transportation Company (collectively, “Sinclair”), statements regarding the acquisition by HollyFrontier of the Puget Sound Refinery from Shell (the “PSR Transaction”), pro forma descriptions of the combined companies and their operations, integration and transition plans, synergies, opportunities and anticipated future performance. Forward-looking statements are inherently uncertain and necessarily involve risks that may affect the business prospects and performance of HollyFrontier and/or the Partnership, and they are not guarantees of future performance. These forward-looking statements are based on assumptions using currently available information and expectations as of the date thereof that HollyFrontier management believes are reasonable, but that involve certain risks and uncertainties and may prove inaccurate. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. Any differences could be caused by a number of factors including, but not limited to (i) HollyFrontier’s and the Partnership’s failure to successfully close the Sinclair Transactions or, once closed, integrate the operations of Sinclair with their existing operations and fully realize the expected synergies of the Sinclair Transactions or on the expected timeline; (ii) the satisfaction or waiver of the conditions precedent to the proposed Sinclair Transactions, including, without limitation, the receipt of the HollyFrontier stockholder approval for the issuance of New Parent Common Stock at closing and regulatory approvals (including clearance by antitrust authorities necessary to complete the Sinclair Transactions) on the terms and timeline desired, (iii) risks relating to the value of the shares of New Parent’s common stock and the value of the Partnership’s limited partner common units to be issued at the closing of the Sinclair Transactions from sales in anticipation of closing and by the Sinclair holders following the closing, (iv) legal proceedings that may be instituted against HollyFrontier or the Partnership following the announcement of the proposed Sinclair Transactions, (v) HollyFrontier’s failure to successfully close the PSR Transaction or, once closed, integrate the operations of the Puget Sound Refinery with its existing operations and fully realize the expected synergies of the PSR Transaction or on the expected timeline; (vi) disruption the Sinclair Transactions may cause to customers, vendors, business partners and HollyFrontier’s and the Partnership’s ongoing business, (vii) the extraordinary market environment and effects of the COVID-19 pandemic, including a significant decline in demand for refined petroleum products in the markets we serve, risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum or lubricant and specialty products in HollyFrontier’s and the Partnership’s markets, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products or lubricant and specialty products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to infection in the work force or in response to reductions in demand, effects of current and future governmental and environmental regulations and policies, including the effects of current and future restrictions on various commercial and economic activities in response to the COVID-19 pandemic, and (viii) other factors, including those listed in the most recent annual, quarterly and periodic reports of HollyFrontier and the Partnership filed with the Securities and Exchange Commission (“SEC”), whether or not related to either proposed transaction. All forward-looking statements included in this report are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, HollyFrontier and the Partnership undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

HollyFrontier assumes no, and expressly disclaims any, duty or obligation to update or correct any forward-looking statement as a result of events, changes, effects, states of facts, conditions, circumstances, occurrences or developments subsequent to the date of this communication or otherwise, except as required by law. Readers are advised, however, to consult any further disclosures HollyFrontier makes in its filings with the SEC.

Additional Information and Where to Find It

The issuance of the Sinclair Stock Consideration in connection with the HFC Transactions will be submitted to HollyFrontier’s stockholders for their consideration. In connection with the issuance of the Sinclair Stock Consideration, HollyFrontier will (i) prepare a proxy statement for HollyFrontier’s stockholders to be filed with the SEC, (ii) mail the proxy statement to its stockholders, and (iii) file other documents regarding the issuance of the Sinclair Stock Consideration and the proposed HFC Transactions with the SEC. This communication is not intended to be, and is not, a substitute for such filings or for any other document that HollyFrontier may file with the SEC in connection with the issuance of the Sinclair Stock Consideration or the proposed HFC Transactions. SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, CAREFULLY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when they become available) and any other documents filed or furnished by HollyFrontier with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from HollyFrontier by going to its investor relations page on its corporate web site at www.hollyfrontier.com.

Participants in Solicitation

HollyFrontier and its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the issuance of the Sinclair Stock Consideration. Information about HollyFrontier’s directors and executive officers is set forth in its definitive proxy statement filed with the SEC on March 25, 2021. The proxy statement is available free of charge from the sources indicated above, and from HollyFrontier by going to its investor relations page on its corporate web site at www.hollyfrontier.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the issuance of the Sinclair Stock Consideration will be included in the proxy statement and other relevant materials HollyFrontier files with the SEC in connection with the proposed HFC Transactions.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

2.1*	Business Combination Agreement, dated as of August 2, 2021, by and among HollyFrontier Corporation, Hippo Parent Corporation, Hippo Merger Sub, Inc., The Sinclair Companies, and Hippo Holding LLC.

10.1*	Stockholders Agreement, dated as of August 2, 2021, by and among Hippo Parent Corporation, The Sinclair Companies, and the stockholders set forth on Schedule I thereto, as may be amended from time to time.

10.2	Letter Agreement, dated as of August 2, 2021, by and among HollyFrontier Corporation and Holly Energy Partners, L.P.

99.1	Press Release, dated as of August 3, 2021.

99.2	Investor Presentation, dated as of August 3, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

Date: August 3, 2021	By:	/s/ Richard L. Voliva III
	Name:	Richard L. Voliva III
	Title:	Executive Vice President and Chief Financial Officer